UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2006

The St. Paul Travelers Companies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-10898	41-0518860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

385 Washington Street Saint Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

(651) 310-7911

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events

On February 8, 2006, as a condition to service on The St. Paul Travelers (the “Company”) Management Committee and in exchange for, among other things, enhanced severance benefits under the Company’s Severance Plan, every member of the Management Committee, other than Mr. Fishman, executed a non-solicitation and non-disclosure agreement in the form furnished as Exhibit 99 to this Report (the “Agreement”).  Mr. Fishman’s employment agreement (which was previously filed with the Securities and Exchange Commission) includes non-solicitation and non-disclosure provisions that are similar to those set forth in the Agreement.  At present, the Management Committee is comprised of nineteen senior executives of the Company, including the Named Executive Officers identified in the Form 8-K filed by the Company on February 10, 2006.

Generally, the Agreement provides that any employee who has signed the Agreement is prohibited from using or disclosing any Confidential Information (as that term is defined in the Agreement) for the benefit of any person or entity other than the Company.  In addition, the employee agrees to refrain from soliciting certain Company employees and business for twelve months following termination of employment.  Under the terms of the Agreement, injunctive relief is the exclusive remedy available to the Company against the employee in the event the employee breaches the Agreement.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
99	Form of Non-Solicitation and Non-Disclosure Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2006	THE ST. PAUL TRAVELERS COMPANIES, INC.

	By:	/s/ Bruce A. Backberg
Name: Bruce A. Backberg
Title: Senior Vice President